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                                                                      EXHIBIT 11

                               VIVRA INCORPORATED
                        COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                                                Three Months Ended                  Nine Months Ended
                                                                    August 31,                          August 31,
                                                              1995             1994               1995             1994
                                                          -------------------------------     -------------------------------
Primary:
   Average shares outstanding                                24,084           20,694              23,039           20,493
   Stock options granted to employees, based on the
     treasury-stock method using average market
     price                                                      333 *            461  *              460 *            522 *
                                                           --------         --------           ---------        ---------
   Total                                                     24,417           21,155              23,499           21,015
Earnings:
   Continuing operations                                   $ 10,409         $  7,678           $  28.797        $  21,921
   Gain on sale of discontinued operations                        -                -                   -              697
                                                           --------         --------           ---------        ---------
   Net earnings                                            $ 10,409         $  7,678           $  28,797        $  22,618
                                                           ========         ========           =========        =========
Earnings per share:
   Continuing operations                                   $    .43         $    .37           $    1.25        $    1.07
   Gain on sale of discontinued operations                        -                -                   -              .03
                                                           --------         --------           ---------        ---------
   Net earnings                                            $    .43         $    .37           $    1.25        $    1.10
                                                           ========         ========           =========        =========
Fully diluted:
   Average shares outstanding                                24,084           20,694              23,039           20,493
   Stock options granted to employees, based on the
     treasury-stock method using quarter end market
     price, if higher than average market price                 393 *            502  *              490 *            533 *
                                                           --------         --------           ---------        ---------
   Total                                                     24,477           21,196              23,529           21,026
Earnings:
   Continuing operations                                   $ 10,409         $  7,678           $  28,797        $  21,921
   Gain on sale of discontinued operations                        -                -                   -              697
                                                           --------         --------           ---------        ---------
   Net earnings                                            $ 10,409         $  7,678           $  28,797        $  22,618
                                                           ========         ========           =========        =========
Earnings per share:
   Continuing operations                                   $    .43         $    .37           $    1.25        $    1.07
   Gain on sale of discontinued operations                        -                -                   -              .03
                                                           --------         --------           ---------        ---------
   Net earnings                                            $    .43         $    .37           $    1.25        $    1.10
                                                           ========         ========           =========        =========

---------------
* As the dilutive Common Stock equivalents are less than 3% of the weighted average outstanding shares, they have not been included in the computation of earnings per share as shown in the Condensed Consolidated Financial Statements.


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